UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007

VICTORY EAGLE RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-119546
(Commission File Number)

N/A
(IRS Employer Identification No.)

1559 Rupert Street, North Vancouver, BC V7J 1G3
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 778-883-6007

Item 1.01. Entry into Material Definitive Agreement

On April 4, 2007, we entered into a Property Option Agreement with Shadow Creek Mining. Under the terms of the agreement, we have received an exclusive option to acquire an undivided 100% interest in the mining claim known as the West Kootenay Boundary Property situated in southeast British Columbia. In consideration of the option, we have issued 50,000 common shares and have paid Shadow Creek $4,500. In addition, we will expend $40,000 in exploration and property development in the first year and make an additional payment of $40,000 payable in cash or shares within a year, subject to a maximum allowable issuance of 400,000 shares.

Item 3.02 Unregistered Sales of Equity Securities.

On April 4, 2007 we issued 50,000 common shares to Shadow Creek Mining to earn a 100% interest in the West Kootenay Boundary Property under the Option Agreement described above.

Item 9.01 Exhibits and Financial Statements

10.1 Property Option Agreement between our company and Shadow Creek Mining dated April 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2007

VICTORY EAGLE RESOURCES CORP.

/s/ Ludvik Rolin
Ludvik Rolin,
President & Director